Exhibit 32.1

OFFICER’S CERTIFICATION

                Pursuant to 18 U.S.C. Section 1350, the President and Chief Executive Officer (principal executive officer) of Western Sizzlin Corporation (the “Company”), hereby certifies that the Form 10-K for the year ended December 31, 2007 and the consolidated financial statements contained therein, fully comply with the requirements of Sections 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company as of December 31, 2007 and the period then ended.

/s/ Sardar Biglari	April 14, 2008